Exhibit 6.60

# PURCHASE AND SALE AGREEMENT

**Offer Date:** 3/1/2023

Georgia REALTORS®

**2022 Printing**

## A. KEY TERMS AND CONDITIONS

1. **Purchase and Sale.** The undersigned buyer(s) ("Buyer") agree to buy and the undersigned seller(s) ("Seller") agree to sell the real property described below including all fixtures, improvements and landscaping therein ("Property") on the terms and conditions set forth in this Agreement.

   a. **Property Identification:** Address: ______________________

   City ______________, County ______________, Georgia, Zip Code ______________

   MLS Number: ______________ Tax Parcel I.D. Number: ______________

   b. **Legal Description:** The legal description of the Property is *[select one of the following below]*:

   ☐ (1) attached as an exhibit hereto;

   ☐ (2) Condominium (attach F204 Condominium Resale Purchase and Sale Exhibit)

   ☐ (3) the same as described in Deed Book ________, Page ________, et. seq., of the land records of the above county; **OR**

   ☐ (4) Land Lot(s) ____________ of the ____________ District, ______________ Section/ GMD, Lot ________, Block ________, Unit ________, Phase/Section ____________ of ______________________ Subdivision/Development, according to the plat recorded in Plat Book ________, Page ________, et. seq., of the land records of the above county.

| | |
|---|---|
| 2. **Purchase Price of Property to be Paid by Buyer.** $ 250,000.00 | 3. **Closing Costs.** **Seller's Contribution at Closing:** $ |

4. **Closing Date and Possession.** Closing Date shall be 30 Days from execution with possession of the Property transferred to Buyer ☒ at Closing **OR** ☐ _____ days after Closing at ____ o'clock ☐ AM ☐ PM (attach F219 Temporary Occupancy Agreement).

5. **Closing Law Firm.** **Phone Number:**

6. **Holder of Earnest Money ("Holder").** (If Holder is Closing Attorney, F510 must be attached as an exhibit hereto, and F511 must be signed by Closing Attorney.)

7. **Earnest Money.** Earnest Money shall be paid by ☐check ☐ACH ☐cash or ☒wire transfer of immediately available funds as follows:

   ☐ **a.** $______________ as of the Offer Date.

   ☐ **b.** $ 10,000.00 within 5 days from the Binding Agreement Date.

   ☐ **c.** ______________________________________________.

8. **Inspection and Due Diligence.**

   a. **Due Diligence Period:** Property is being sold subject to a Due Diligence Period of 14 days from the Binding Agreement Date.

   b. **Option Payment for Due Diligence Period:** In consideration of Seller granting Buyer the option to terminate this Agreement, Buyer:

   (1) has paid Seller $10.00 in nonrefundable option money, the receipt and sufficiency of which is hereby acknowledged; plus

   (2) shall pay directly to Seller additional option money of $______________ by ☐ check ☐ ACH or ☐ wire transfer of immediately available funds either ☐ as of the Offer Date; **OR** ☐ within _____ days from the Binding Agreement Date. Any additional option money paid by Buyer to Seller ☐ shall (subject to lender approval) or ☐ shall not be applied toward the purchase price at closing and shall not be refundable to Buyer unless the closing fails to occur due to the default of the Seller.

9. **Lead-Based Paint.** To the best of Seller's knowledge, the residential dwelling(s) on the Property (including any portion thereof or painted fixture therein) ☐ was (attach F316 Lead-Based Paint Exhibit) **OR** ☒ was not built prior to 1978.

10. **Brokerage Relationships in this Transaction.**

   a. **Buyer's Broker is** ______________ **and is:**

   (1) ☒ representing Buyer as a client.

   (2) ☐ working with Buyer as a customer.

   (3) ☐ acting as a dual agent representing Buyer and Seller.

   (4) ☐ acting as a designated agent where:

   ______________ has been assigned to exclusively represent Buyer.

   b. **Seller's Broker is** ______________ **and is:**

   (1) ☐ representing Seller as a client.

   (2) ☐ working with Seller as a customer.

   (3) ☐ acting as a dual agent representing Buyer and Seller.

   (4) ☐ acting as a designated agent where:

   ______________ has been assigned to exclusively represent Seller.

   c. **Material Relationship Disclosure:** The material relationships required to be disclosed by either Broker are as follows:

   ______________________________________________

11. **Time Limit of Offer.** The Offer set forth herein expires at 11:59 o'clock P .m. on the date 03/02/2023.

Buyer(s) Initials ______________ Seller(s) Initials ______________

## B. FURTHER EXPLANATIONS TO CORRESPONDING PARAGRAPHS IN SECTION A.

1. **Purchase and Sale.**
   a. **Warranty:** Seller warrants that at the time of closing Seller will convey good and marketable title to said Property by limited warranty deed subject only to: (1) zoning; (2) general utility, sewer, and drainage easements of record as of the Binding Agreement Date and upon which the improvements (other than any driveway or walkway) do not encroach; (3) declarations of condominium and declarations of covenants, conditions and restrictions of record on the Binding Agreement Date; and (4) leases and other encumbrances specified in this Agreement. Buyer agrees to assume Seller's responsibilities in any leases specified in this Agreement.
   b. **Examination:** Buyer may examine title and/or obtain a survey of the Property and furnish Seller with a written statement of title objections at or prior to the closing. If Seller fails or is unable to satisfy valid title objections at or prior to the closing or any unilateral extension thereof, which would prevent the Seller from conveying good and marketable title to the Property, then Buyer, among its other remedies, may terminate the Agreement without penalty upon written notice to Seller. Good and marketable title as used herein shall mean title which a title insurance company licensed to do business in Georgia will insure at its regular rates, subject only to standard exceptions.
   c. **Title Insurance:** Buyer hereby directs any mortgage lender involved in this transaction to quote the cost of title insurance based upon the presumption that Buyer will be obtaining an enhanced title insurance policy since such a policy affords Buyer greater coverage.

2. **Purchase Price to be Paid by Buyer.** The Purchase Price shall be paid in U.S. Dollars at closing by wire transfer of immediately available funds, or such other form of payment acceptable to the closing attorney.

3. **Closing Costs.**
   a. **Seller's Contribution at Closing:** At closing, Seller shall make the referenced Seller's Monetary Contribution which Buyer may use to pay any cost or expense of Buyer related to this transaction. Buyer acknowledges that Buyer's mortgage lender(s) may not allow the Seller's Monetary Contribution, or the full amount thereof, to be used for some costs or expenses. In such event, any unused portion of the Seller's Monetary Contribution shall remain the property of the Seller. The Seller shall pay the fees and costs of the closing attorney: (1) to prepare and record title curative documents and (2) for Seller not attending the closing in person.
   b. **Items Paid by Buyer:** At closing, Buyer shall pay: (1) Georgia property transfer tax; (2) the cost to search title and tax records and prepare the limited warranty deed; and (3) all other costs, fees and charges to close this transaction, except as otherwise provided herein.
   c. **Prorations:** Ad valorem property taxes, community association fees, solid waste and governmental fees and utility bills for which service cannot be terminated as of the date of closing shall be prorated as of the date of closing. Notwithstanding any provision to the contrary, in the event ad valorem property taxes are based upon an estimated tax bill or tax bill under appeal, Buyer and Seller shall, upon the issuance of the actual tax bill or the appeal being resolved, promptly make such financial adjustments between themselves as are necessary to correctly prorate the tax bill. In the event there are tax savings resulting from a tax appeal, third party professional costs to handle the appeal may be deducted from the savings for that tax year before re-prorating. Any pending tax appeal for the year in which the Property is sold shall be deemed assigned to Buyer at closing. The liability to the county and if applicable, city, in which the Property is located for ad valorem real property taxes for the year in which the Property is sold shall be assumed by Buyer upon the Closing of the Property. Buyer agrees to indemnify Seller against any and all claims of the county and if applicable, city, for unpaid ad valorem real property taxes for the year in which the Property is sold.

4. **Closing Date and Possession.**
   a. **Right to Extend the Closing Date:** Buyer or Seller may unilaterally extend the closing date for eight (8) days upon notice to the other party given prior to or on the date of closing if: (1) Seller cannot satisfy valid title objections (excluding title objections that: (a) can be satisfied through the payment of money or by bonding off the same; and (b) do not prevent Seller from conveying good and marketable title, as that term is defined herein, to the Property); (2) Buyer's mortgage lender (even in "all cash" transactions where Buyer is obtaining a mortgage loan) or the closing attorney is delayed and cannot fulfill their respective obligations by the date of closing, provided that the delay is not caused by Buyer; or (3) Buyer has not received required estimates or disclosures and Buyer is prohibited from closing under federal regulations. The party unilaterally extending the closing date shall state the basis for the delay in the notice of extension. If the right to unilaterally extend the closing date is exercised once by either the Buyer or Seller, the right shall thereafter terminate.
   b. **Keys and Openers:** At Closing, Seller shall provide Buyer with all keys, door openers, codes and other similar equipment pertaining to the Property.

5. **Closing Law Firm.** Buyer shall have the right to select the closing attorney to close this transaction, and hereby selects the closing attorney referenced herein. In all cases where an individual closing attorney is named in this Agreement but the closing attorney is employed by or an owner, shareholder, or member in a law firm, the law firm shall be deemed to be the closing attorney. If Buyer's mortgage lender refuses to allow that closing attorney to close this transaction, Buyer shall select a different closing attorney acceptable to the mortgage lender. The closing attorney shall represent the mortgage lender in any transaction in which the Buyer obtains mortgage financing (including transactions where the method of payment referenced herein is "all cash"). In transactions where the Buyer does not obtain mortgage financing, the closing attorney shall represent the Buyer.

6. **Holder of Earnest Money.** The earnest money will be paid to Holder in a method of payment acceptable to the Holder. Holder has the right to charge Buyer for any cost associated with receiving of earnest money. Such charge shall be collected separately from the payment of earnest money. The earnest money will be deposited into Holder's escrow/trust account (with Holder being permitted to retain the interest if the account is interest bearing) not later than: (a) five (5) banking days after the Binding Agreement Date hereunder or (b) five (5) banking days after the date it is actually received if it is received after the Binding Agreement Date. If Buyer writes a check or pays with an ACH for earnest money and the same is deposited into Holder's escrow/trust account, Holder shall not return the earnest money until the check or ACH has cleared the account on which the check was written or from which the ACH was sent. In the event any earnest money check is dishonored by the bank upon which it is drawn, or earnest money is not timely paid, Holder shall promptly give notice of the same to Buyer and Seller. Buyer shall have three (3) banking days from the date of receiving the notice to cure the default and if Buyer does not do so, Seller may within seven (7) days thereafter terminate this Agreement upon notice to Buyer. If Seller fails to terminate the Agreement timely, Seller's right to terminate based on the default shall be waived.

7. **Earnest Money.**

a. **Entitlement to Earnest Money:** Subject to the paragraph below, Buyer shall be entitled to the earnest money upon the: (1) failure of the parties to enter into a binding agreement; (2) failure of any unexpired contingency or condition to which this Agreement is subject; (3) termination of this Agreement due to the default of Seller; or (4) termination of this Agreement in accordance with a specific right to terminate set forth in the Agreement. Otherwise, the earnest money shall be applied towards the purchase price of the Property at closing or if other funds are used to pay the purchase price then the earnest money shall be returned to Buyer.

b. **Disbursement of Earnest Money:** Holder shall disburse the earnest money upon: (1) the closing of Property; (2) a subsequent written agreement of Buyer and Seller; (3) an order of a court or arbitrator having jurisdiction over any dispute involving the earnest money; or (4) the failure of the parties to enter into a binding agreement (where there is no dispute over the formation or enforceability of the Agreement). In addition, Holder may disburse the earnest money upon a reasonable interpretation of the Agreement, provided that Holder first gives all parties at least ten (10) days notice stating to whom and why the disbursement will be made. Any party may object to the proposed disbursement by giving written notice of the same to Holder within the ten (10) day notice period. Objections not timely made in writing shall be deemed waived. If Holder receives an objection and, after considering it, decides to disburse the earnest money as originally proposed, Holder may do so and send notice to the parties of Holder's action. If Holder decides to modify its proposed disbursement, Holder shall first send a new ten (10) day notice to the parties stating the rationale for the modification and to whom the disbursement will now be made. Holder shall disburse the earnest money to Seller by check in the event Holder: (1) makes a reasonable interpretation of the Agreement that the Agreement has been terminated due to Buyer's default; and (2) sends the required ten (10) day notice of the proposed disbursement to Buyer and Seller. The above-referenced check shall constitute liquidated damages in full settlement of all claims of Seller against Buyer and the Brokers in this transaction. Holder may require Seller to sign a W-9 before issuing a check to Seller for liquidated damages of $600 or more. Such liquidated damages are a reasonable pre-estimate of Seller's actual damages, which damages the parties agree are difficult to ascertain and are not a penalty.

c. **Interpleader:** If an earnest money dispute cannot be resolved after a reasonable time, Holder may interplead the earnest money into a court of competent jurisdiction if Holder is unsure who is entitled to the earnest money. Holder shall be reimbursed for and may deduct its costs, expenses and reasonable attorney's fees from any funds interpleaded. The prevailing defendant in the interpleader lawsuit shall be entitled to collect its attorney's fees, court costs and the amount deducted by Holder to cover Holder's costs and expenses from the non-prevailing defendant.

d. **Hold Harmless:** All parties hereby covenant and agree to: (1) indemnify and hold Holder harmless from and against all claims, injuries, suits and damages arising out of the performance by Holder of its duties; (2) not to sue Holder for any decision of Holder to disburse earnest money in accordance with this Agreement.

8. **Inspection and Due Diligence.**

a. **Right to Inspect Property:** Upon prior notice to Seller, Buyer and/or Buyer's representatives shall have the right to enter the Property at Buyer's expense and at reasonable times (including immediately prior to closing) to inspect, examine, test, appraise and survey Property. This right to enter shall include the time period after the end of any Due Diligence Period to, among other things, and without limitation, meet contractors and vendors, measure for renovations and confirm that any agreed upon repairs have been made and the Property otherwise remains in the same condition. Seller shall cause all utilities, systems and equipment to be on so that Buyer may complete all inspections. Buyer agrees to hold Seller and all Brokers harmless from all claims, injuries and damages relating to the exercise of these rights and shall promptly restore any portion of the Property damaged or disturbed from testing or other evaluations to a condition equal to or better than the condition it was in prior to such testing or evaluation. If Buyer is concerned that the Property may have been used as a laboratory for the production of methamphetamine, or as a dumpsite for the same, Buyer should review the National Clandestine Laboratory Register – Georgia at **www.dea.gov**.

b. **Duty to Inspect Neighborhood:** In every neighborhood there are conditions which different buyers may find objectionable. Buyer shall have the sole duty to become familiar with neighborhood conditions that could affect the Property such as landfills, quarries, power lines, airports, cemeteries, prisons, stadiums, odor and noise producing activities, crime and school, land use, government and transportation maps and plans. It shall be Buyer's sole duty to become familiar with neighborhood conditions of concern to Buyer. **If Buyer is concerned about the possibility of a registered sex offender residing in a neighborhood in which Buyer is interested, Buyer should review the Georgia Violent Sex Offender Registry available on the Georgia Bureau of Investigation Website at www.gbi.georgia.gov.**

c. **Warranties Transfer:** Seller agrees to transfer to Buyer, at closing, subject to Buyer's acceptance thereof (and at Buyer's expense, if there is any cost associated with said transfer), Seller's interest in any existing manufacturer's warranties, service contracts, termite treatment and/or repair guarantee and/or other similar warranties which, by their terms, may be transferable to Buyer.

d. **Property Sold "As-Is" Unless this Agreement is Subject to Due Diligence Period:**

(1) **General:** Unless the Property is being sold subject to a Due Diligence Period referenced herein, the Property shall be sold "as-is" with all faults. Even if the Property is sold "as-is" Seller is required under Georgia law to disclose to the Buyer latent or hidden defects in the Property which Seller is aware and which could not have been discovered by the Buyer upon a reasonable inspection of the property. The inclusion of a Due Diligence Period herein shall: (a) during its term make this Agreement an option contract in which Buyer may decide to proceed or not proceed with the purchase of the Property for any or no reason; and (b) be an acknowledgement by Seller that Buyer has paid separate valuable consideration of $10 for the granting of the option.

(2) **Purpose of Due Diligence Period:** During the Due Diligence Period, Buyer shall determine whether or not to exercise Buyer's option to proceed or not proceed with the purchase of the Property. If Buyer has concerns with the Property, Buyer may during the Due Diligence Period seek to negotiate an amendment to this Agreement to address such concerns.

(3) **Notice of Decision Not To Proceed:** Buyer shall have elected to exercise Buyer's option to purchase the Property unless prior to the end of any Due Diligence Period, Buyer notifies Seller of Buyer's decision not to proceed by delivering to Seller a notice of termination of this Agreement. In the event Buyer does not terminate this Agreement prior to the end of the Due Diligence Period, then: (a) Buyer shall have accepted the Property "as-is" subject to the terms of this Agreement; and (b) Buyer shall no longer have any right to terminate this Agreement based upon the Due Diligence Period.

e. **Repairs:** All agreed upon repairs and replacements shall be performed in a good and workmanlike manner prior to closing.

9. **Lead-Based Paint.** If any portion of a residential dwelling on the Property was built prior to 1978, the Lead-Based Paint Exhibit (F316) is hereby attached as an exhibit to this Agreement. The term "residential dwelling" includes any painted fixture or material used therein that was built or manufactured prior to 1978.

10. **Brokerage Relationships in this Transaction.**

a. **Agency Disclosure:** No Broker in this transaction shall owe any duty to Buyer or Seller greater than what is set forth in their brokerage engagements and the Brokerage Relationships in Real Estate Transactions Act, O.C.G.A. § 10-6A-1 et. seq.;

(1) **No Agency Relationship:** Buyer and Seller acknowledge that, if they are not represented by Brokers in a client relationship, they are each solely responsible for protecting their own interests, and that Broker's role is limited to performing ministerial acts for that party.

(2) **Consent to Dual Agency:** If Broker is acting as dual agent in this transaction, Buyer and Seller consent to the same and acknowledge having been advised of the following:

i. **Dual Agency Disclosure:** *[Applicable only if Broker is acting as a dual agent in this transaction.]*

(a) As a dual agent, Broker is representing two clients whose interests are or at times could be different or even adverse;

(b) Broker will disclose all adverse material facts relevant to the transaction and actually known to the dual agent to all parties in the transaction except for information made confidential by request or instructions from each client which is not otherwise required to be disclosed by law;

(c) Buyer and Seller do not have to consent to dual agency and the consent of Buyer and Seller to dual agency has been given voluntarily and the parties have read and understand their brokerage engagement agreements.

(d) Notwithstanding any provision to the contrary contained herein Buyer and Seller each hereby direct Broker while acting as a dual agent to keep confidential and not reveal to the other party any information which could materially and adversely affect their negotiating position.

ii. **Designated Agency Disclosure:** If Broker in this transaction is acting as a designated agent, Buyer and Seller consent to the same and acknowledge that each designated agent shall exclusively represent the party to whom each has been assigned as a client and shall not represent in this transaction the client assigned to the other designated agent.

b. **Brokerage:** Seller has agreed to pay Seller's Broker(s) a commission pursuant to a separate brokerage engagement agreement entered into between the parties and incorporated herein by reference ("Seller Brokerage Engagement Agreement"). The Seller's Broker has agreed to share that commission with the Buyer's Broker. The closing attorney is hereby authorized and directed to pay the Broker(s) at closing, their respective portions of the commissions out of the proceeds of the sale. If the sale proceeds are insufficient to pay the full commission, the party owing the commission shall pay any shortfall at closing. The acceptance by the Broker(s) of a partial real estate commission at the closing shall not relieve the party owing the same from paying the remainder after the closing (unless the Broker(s) have expressly agreed in writing to accept the amount paid in full satisfaction of the Broker(s) claim to a commission). The Brokers herein are signing this Agreement to reflect their role in this transaction and consent to act as Holder if either of them is named as such. This Agreement and any amendment thereto shall be enforceable even without the signature of any Broker referenced herein. The broker(s) are express third-party beneficiaries to this Agreement.

c. **Disclaimer:** Buyer and Seller have not relied upon any advice or representations of Brokers other than what is included in this Agreement. Brokers shall have no duty to inspect the Property or to advise Buyer or Seller on any matter relating to the Property which could have been revealed through a survey, appraisal, title search, Official Georgia Wood Infestation Report, utility bill review, septic system inspection, well water test, tests for radon, asbestos, mold, methamphetamine, and lead-based paint; moisture test of stucco or synthetic stucco, inspection of the Property by a professional, construction expert, structural engineer or environmental engineer; review of this Agreement and transaction by an attorney, financial planner, mortgage consultant or tax consultant; and consulting appropriate governmental officials to determine, among other things and without limitation, the zoning of Property, the propensity of the Property to flood, flood zone certifications, whether any condemnation action is pending or has been filed or other nearby governmental improvements are planned. Buyer and Seller acknowledge that Broker does not perform or have expertise in any of the above tests, inspections, and reviews or in any of the matters handled by the professionals referenced above. Buyer and Seller should seek independent expert advice regarding any matter of concern to them relative to the Property and this Agreement. Buyer and Seller acknowledge that Broker shall not be responsible to monitor, supervise, or inspect any construction or repairs to Property and such tasks clearly fall outside the scope of real estate brokerage services. If Broker has written any special stipulations herein, the party for whom such special stipulations were written: a) confirms that each such stipulation reflects the party's complete understanding as to the substance and form of the special stipulations; b) hereby adopts each special stipulation as the original work of the party; and c) hereby agrees to indemnify and hold Broker who prepared the stipulation harmless from any and all claims, causes of action, suits, and damages arising out of or relating to such special stipulation. Buyer acknowledges that when and if Broker answers a question of Buyer or otherwise describes some aspect of the Property or the transaction, Broker is doing so based upon information provided by Seller rather than the independent knowledge of Broker (unless Broker makes an independent written disclosure to the contrary).

11. **Time Limit of Offer.** The Time Limit of the Offer shall be the date and time referenced herein when the Offer expires unless prior to that date and time both of the following have occurred: (a) the Offer has been accepted by the party to whom the Offer was made; and (b) notice of acceptance of the Offer has been delivered to the party who made the Offer.

## C. OTHER TERMS AND CONDITIONS

See attached addendum with additional terms and conditions

1. **Notices.**

a. **Generally:** All notices given hereunder shall be in writing, legible and signed by the party giving the notice. In the event of a dispute regarding notice, the burden shall be on the party giving notice to prove delivery. The requirements of this notice paragraph shall apply even prior to this Agreement becoming binding. Notices shall only be delivered: (1) in person; (2) by courier, overnight delivery service or by certified or registered U.S. mail (hereinafter collectively "Delivery Service"); or (3) by e-mail or facsimile. The person delivering or sending the written notice signed by a party may be someone other than that party.

b. **Delivery of Notice:** A notice to a party shall be deemed to have been delivered and received upon the earliest of the following to occur: (1) the actual receipt of the written notice by a party; (2) in the case of delivery by a Delivery Service, when the written notice is delivered to an address of a party set forth herein (or subsequently provided by the party following the notice provisions herein), provided that a record of the delivery is created; (3) in the case of delivery electronically, on the date and time the written notice is electronically sent to an e-mail address or facsimile number of a party herein (or subsequently provided by the party following the notice provisions herein) even if it is not opened by the recipient. Notice to a party shall not be effective unless the written notice is sent to an address, facsimile number or e-mail address of the party set forth herein (or subsequently provided by the party following the notice provisions herein).

c. **When Broker Is Authorized to Accept Notice for Client:** Except where the Broker is acting in a dual agency capacity, the Broker and any affiliated licensee of the Broker representing a party in a client relationship shall be authorized agents of the party for the limited purpose of receiving notice and such notice to any of them shall for all purposes herein be deemed to be notice to the party. Notice to an authorized agent shall not be effective unless the written notice is sent to an address, facsimile number or e-mail address of the authorized agent set forth herein (or subsequently provided by the authorized agent following the notice provisions herein) even if it is not opened by the recipient. Except as provided for herein, the Broker's staff at a physical address set forth herein of the Broker or the Broker's affiliated licensees are authorized to receive notices delivered by a Delivery Service. The Broker, the Broker's staff and the affiliated licensees of the Broker shall not be authorized to receive notice on behalf of a party in any transaction in which a brokerage engagement has not been entered into with the party or in which the Broker is acting in a dual agency capacity. In the event the Broker is practicing designated agency, only the designated agent of a client shall be an authorized agent of the client for the purposes of receiving notice.

2. **Default.**

a. **Remedies of Seller:** In the event this Agreement fails to close due to the default of Buyer, Seller's sole remedy shall be to retain the earnest money as full liquidated damages. Seller expressly waives any right to assert a claim for specific performance. The parties expressly agree that the earnest money is a reasonable pre-estimate of Seller's actual damages, which damages the parties agree are difficult to ascertain. The parties expressly intend for the earnest money to serve as liquidated damages and not as a penalty.

b. **Remedies of Buyer:** In the event this Agreement fails to close due to the default of Seller, Buyer may either seek the specific performance of this Agreement or terminate this Agreement upon notice to Seller and Holder, in which case all earnest money deposits and other payments Buyer has paid towards the purchase of the Property shall be returned to Buyer following the procedures set forth elsewhere herein.

c. **Rights of Broker:** In the event this Agreement is terminated or fails to close due to the default of a party hereto, the defaulting party shall pay as liquidated damages to every broker involved in this Agreement the commission the broker would have received had the transaction closed. For purposes of determining the amount of liquidated damages to be paid by the defaulting party, all written agreements establishing the amount of commission to be paid to any broker involved in this transaction are incorporated herein by reference. The liquidated damages referenced above are a reasonable pre-estimate of the Broker(s) actual damages and are not a penalty.

d. **Attorney's Fees:** In any litigation or arbitration arising out of this Agreement, including but not limited to breach of contract claims between Buyer and Seller and commission claims brought by a broker, the non-prevailing party shall be liable to the prevailing party for its reasonable attorney's fees and expenses.

3. **Risk of Damage to Property.** Seller warrants that at the time of closing the Property and all items remaining with the Property, if any, will be in substantially the same condition (including conditions disclosed in the Seller's Property Disclosure Statement or Seller's Disclosure of Latent Defects and Fixtures Checklist) as of the Offer Date, except for changes made to the condition of Property pursuant to the written agreement of Buyer and Seller. At time of possession, Seller shall deliver Property clean and free of trash, debris, and personal property of Seller not identified as remaining with the Property. Notwithstanding the above, if the Property is destroyed or substantially destroyed prior to closing, Seller shall promptly give notice to Buyer of the same and provide Buyer with whatever information Seller has regarding the availability of insurance and the disposition of any insurance claim. Buyer or Seller may terminate this Agreement without penalty not later than fourteen (14) days from receipt of the above notice. If Buyer or Seller do not terminate this Agreement, Seller shall cause Property to be restored to substantially the same condition as on the Offer Date. The date of closing shall be extended until the earlier of one year from the original date of closing, or seven (7) days from the date that Property has been restored to substantially the same condition as on the Offer Date and a new certificate of occupancy (if required) is issued.

4. **Other Provisions.**

a. **Condemnation:** Seller shall: (1) immediately notify Buyer if the Property becomes subject to a condemnation proceeding; and (2) provide Buyer with the details of the same. Upon receipt of such notice, Buyer shall have the right, but not the obligation for 7 days thereafter, to terminate this Agreement upon notice to Seller in which event Buyer shall be entitled to a refund of all earnest money and other monies paid by Buyer toward the Property without deduction or penalty. If Buyer does not terminate the Agreement within this time frame, Buyer agrees to accept the Property less any portion taken by the condemnation and if Buyer closes, Buyer shall be entitled to receive any condemnation award or negotiated payment for all or a portion of the Property transferred or conveyed in lieu of condemnation.

b. **Consent to Share Non-Public Information:** Buyer and Seller hereby consent to the closing attorney preparing and distributing an American Land Title Association ("ALTA") Estimated Settlement Statement-Combined or other combined settlement statement to Buyer, Seller, Brokers and Brokers' affiliated licensees working on the transaction reflected in this Agreement for their various uses.

c. **Duty to Cooperate:** All parties agree to do all things reasonably necessary to timely and in good faith fulfill the terms of this Agreement. Buyer and Seller shall execute and deliver such certifications, affidavits, and statements required by law or reasonably requested by the closing attorney, mortgage lender and/or the title insurance company to meet their respective requirements.

d. **Electronic Signatures:** For all purposes herein, an electronic or facsimile signature shall be deemed the same as an original signature; provided, however, that all parties agree to promptly re-execute a conformed copy of this Agreement with original signatures if requested to do so by, the buyer's mortgage lender or the other party.

e. **Entire Agreement, Modification and Assignment:** This Agreement constitutes the sole and entire agreement between all of the parties, supersedes all of their prior written and verbal agreements and shall be binding upon the parties and their successors, heirs and permitted assigns. No representation, promise or inducement not included in this Agreement shall be binding upon any party hereto. This Agreement may not be amended or waived except upon the written agreement of Buyer and Seller. Any agreement to terminate this Agreement or any other subsequent agreement of the parties relating to the Property must be in writing and signed by the parties. This Agreement may not be assigned by Buyer except with the written approval of Seller which may be withheld for any reason or no reason. Any assignee shall fulfill all the terms and conditions of this Agreement.

f. **Extension of Deadlines:** No time deadline under this Agreement shall be extended by virtue of it falling on a Saturday, Sunday or federal holiday except for the date of closing.

g. **GAR Forms:** The Georgia Association of REALTORS®, Inc. ("GAR") issues certain standard real estate forms. These GAR forms are frequently provided to the parties in real estate transactions. No party is required to use any GAR form. Since these forms are generic and written with the interests of multiple parties in mind, they may need to be modified to meet the specific needs of the parties using them. If any party has any questions about his or her rights and obligations under any GAR form, he or she should consult an attorney. Provisions in the GAR Forms are subject to differing interpretations by our courts other than what the parties may have intended. At times, our courts may strike down or not enforce provisions in our GAR Forms, as written. No representation is made that the GAR Forms will protect the interests of any particular party or will be fit for any specific purpose. The parties hereto agree that the GAR forms may only be used in accordance with the licensing agreement of GAR. While GAR forms may be modified by the parties, no GAR form may be reproduced with sections removed, altered or modified unless the changes are visible on the form itself or in a stipulation, addendum, exhibit or amendment thereto.

h. **Governing Law and Interpretation:** This Agreement may be signed in multiple counterparts each of which shall be deemed to be an original and shall be interpreted in accordance with the laws of Georgia. No provision herein, by virtue of the party who drafted it, shall be interpreted less favorably against one party than another. All references to time shall mean the time in Georgia. If any provision herein is held to be unenforceable, it shall be severed from this Agreement while the remainder of the Agreement shall, to the fullest extent permitted by law, continue to have full force and effect as a binding contract.

i. **No Authority to Bind:** No Broker or affiliated licensee of Broker, by virtue of this status, shall have any authority to bind any party hereto to any contract, provisions therein, amendments thereto, termination thereof or to notices signed by Broker but not the party. However, if authorized in this Agreement, Broker shall have the right to accept notices on behalf of a party (but not send notices from Broker on behalf of a party unless they are signed by the party). Additionally, any Broker or real estate licensee involved in this transaction may perform the ministerial act of filling in the Binding Agreement Date. In the event of a dispute over the Binding Agreement Date, it shall be resolved by a court arbitrator having jurisdiction over the dispute, by the written agreement of the Buyer and Seller, or by the Holder but only in making a reasonable interpretation of the Agreement in disbursing earnest money.

j. **Notice of Binding Agreement Date:** The Binding Agreement Date shall be the date when a party to this transaction who has accepted an offer or counteroffer to buy or sell real property delivers notice of that acceptance to the party who made the offer or counteroffer in accordance with the Notices section of the Agreement. Notice of the Binding Agreement Date may be delivered by either party (or the Broker working with or representing such party) to the other party. If notice of accurate Binding Agreement Date is delivered, the party receiving notice shall sign the same and immediately return it to the other party. Notwithstanding any other provision to the contrary contained in this Agreement, it is the express intent of this section that (1) a broker or licensee involved in the real estate transaction may perform the ministerial task of filling in the Binding Agreement Date and (2) sending a fully signed purchase and sale agreement with a specific Binding Agreement Date included, that one of the parties has agreed to, constitutes notice of the Binding Agreement Date to the other party.

k. **Objection to Binding Agreement Date:** If the Buyer or Seller objects to the date entered as the Binding Agreement Date, then within one (1) day from receiving notice of Binding Agreement Date, the party objecting shall send notice of the objection to the other party. The objection shall be resolved by the written amendment between the Buyer and Seller by executing a binding agreement date confirmation (F733). The absence of an agreement on the Binding Agreement Date shall not render this Agreement unenforceable. The failure of a party to timely object will result in the parties accepting the Binding Agreement Date as entered.

l. **Rules for Interpreting This Agreement:** In the event of internal conflicts or inconsistencies in this Agreement, the following rules for how those conflicts or inconsistencies shall be resolved will apply:
(1) Handwritten changes shall control over pre-printed or typed provisions;
(2) Exhibits shall control over the main body of the Agreement;
(3) Special Stipulations shall control over both exhibits and the main body of the Agreement;
(4) Notwithstanding the above, any amendatory clause in an FHA or VA exhibit shall control over inconsistent or conflicting provisions contained in a special stipulation, another exhibit or the main body of the Agreement.

m. **Statute of Limitations:** All claims of any nature whatsoever against Broker(s) and/or their affiliated licensees, whether asserted in litigation or arbitration and sounding in breach of contract and/or tort, must be brought within two (2) years from the date any claim or cause of action arises. Such actions shall thereafter be time-barred.

n. **Survival of Agreement:** The following shall survive the closing of this Agreement: (1) the obligation of a party to pay a real estate commission; (2) any warranty of title; (3) all written representations of Seller in this Agreement regarding the Property or neighborhood in which the Property is located; (4) the section on condemnation; (5) the section on attorney's fees; (6) the obligations of the parties regarding ad valorem real property taxes; and (7) any obligations which the parties herein agree shall survive the closing or may be performed or fulfilled after the Closing.

o. **Terminology:** As the context may require in this Agreement: (1) the singular shall mean the plural and vice versa; and (2) all pronouns shall mean and include the person, entity, firm, or corporation to which they relate. The letters "N.A." or "N/A", if used in this Agreement, shall mean "Not Applicable", except where the context would indicate otherwise.

p. **Time of Essence:** Time is of the essence of this Agreement.

5. **Definitions.**

a. **Banking Day**: A "Banking Day" shall mean a day on which a bank is open to the public for carrying out substantially all of its banking functions. For purposes herein, a "Banking Day" shall mean Monday through Friday excluding federal holidays.

b. **Binding Agreement Date**: The "Binding Agreement Date" shall be the date when a party to this transaction who has accepted an offer or counteroffer to buy or sell real property delivers notice of that acceptance to the party who made the offer or counteroffer in accordance with the Notices section of the Agreement. Once that occurs, this Agreement shall be deemed a Binding Agreement.

c. **Broker**: In this Agreement, the term "Broker" shall mean a licensed Georgia real estate broker or brokerage firm and its affiliated licensees unless the context would indicate otherwise.

d. **Business Day**: A "Business Day" shall mean a day on which substantially all businesses are open for business. For all purposes herein, a "Business Day" shall mean Monday through Friday excluding federal holidays.

e. **Day**: For the purposes of this Agreement, the term "Day" shall mean a full calendar day ending at 11:59 p.m., except as may be provided for elsewhere herein. For the purposes of counting days for determining deadlines, the specific date referenced as either the Binding Agreement Date or the date from which the deadline shall be counted will be day zero.

f. **Material Relationship:** A material relationship shall mean any actually known personal, familial, social, or business relationship between the broker or the broker's affiliated licensees and any other party to this transaction which could impair the ability of the broker or affiliated licensees to exercise fair and independent judgment relative to their client.

6. **WARNING TO BUYERS AND SELLERS: BEWARE OF CYBER-FRAUD.** Fraudulent e-mails attempting to get the buyer and/or seller to wire money to criminal computer hackers are increasingly common in real estate transactions. Specifically, criminals are impersonating the online identity of the actual mortgage lender, closing attorney, real estate broker or other person or companies involved in the real estate transaction. In that role, the criminals send fake wiring instructions attempting to trick buyers and/or sellers into wiring them money related to the real estate transaction, including, for example, the buyer's earnest money, the cash needed for the buyer to close, and/or the seller's proceeds from the closing. These instructions, if followed, will result in the money being wired to the criminals. In many cases, the fraudulent email is believable because it is sent from what appears to be the email address/domain of the legitimate company or person responsible for sending the buyer or seller wiring instructions. The buyer and/or seller should verify wiring instructions sent by email by independently looking up and calling the telephone number of the company or person purporting to have sent them. Buyers and sellers should never call the telephone number provided with wiring instructions sent by email since they may end up receiving a fake verification from the criminals. Buyer and sellers should be on special alert for: 1) emails directing the buyer and/or seller to wire money to a bank or bank account in a state other than Georgia; and 2) emails from a person or company involved in the real estate transaction that are slightly different (often by one letter, number, or character) from the actual email address of the person or company.

7. **LIMIT ON BROKER'S LIABILITY. BUYER AND SELLER ACKNOWLEDGE THAT BROKER(S):**

   a. **SHALL, UNDER NO CIRCUMSTANCES, HAVE ANY LIABILITY GREATER THAN THE AMOUNT OF THE REAL ESTATE COMMISSION PAID HEREUNDER TO BROKER (EXCLUDING ANY COMMISSION AMOUNT PAID TO A COOPERATING REAL ESTATE BROKER, IF ANY) OR, IF NO REAL ESTATE COMMISSION IS PAID TO BROKER, THAN A SUM NOT TO EXCEED $100; AND**

   b. **NOTWITHSTANDING THE ABOVE, SHALL HAVE NO LIABILITY IN EXCESS OF $100 FOR ANY LOSS OF FUNDS AS THE RESULT OF WIRE OR CYBER FRAUD.**

8. **Exhibits and Addenda.** All exhibits and/or addenda attached hereto, listed below, or referenced herein are made a part of this Agreement.

- [x] All Cash Sale Exhibit (F401) "_______"
- [ ] Back-up Agreement Contingency Exhibit (F604) "_______"
- [ ] Closing Attorney Acting as Holder of Earnest Money Exhibit (F510) "_______"
- [ ] Community Association Disclosure Exhibit (F322) "_______"
- [ ] Condominium Resale Purchase and Sale Exhibit (F204) "_______"
- [ ] Conventional Loan Contingency Exhibit (F404) "_______"
- [ ] FHA Loan Contingency Exhibit (F407) "_______"
- [ ] Lead-Based Paint Exhibit (F316) "_______"
- [ ] Lease Purchase and Sale Exhibit (F207) (to be used with F916) "_______"
- [ ] Lease for Lease/Purchase Agreement (F916) (to be used with F207) "_______"
- [ ] Legal Description Exhibit (F807 or other) "_______"
- [ ] Loan Assumption Exhibit (F416) "_______"
- [ ] Sale or Lease of Buyer's Property Contingency Exhibit (F601) "_______"
- [ ] Seller's Property Disclosure Statement Exhibit (F301, F302, F304, F307 or F310) "_______"
- [ ] Survey of Property as Exhibit "_______"
- [ ] Temporary Occupancy Agreement for Seller after Closing Exhibit (F219) "_______"
- [ ] USDA-RD Loan Contingency Exhibit (F413) "_______"
- [ ] VA Loan Contingency Exhibit (F410) "_______"
- [x] Other Addendum stating additional terms and conditions of offer

**SPECIAL STIPULATIONS:** The following Special Stipulations are made a part of this Agreement.

Addendum
attached

- [x] **Additional Special Stipulations (F246) are attached.**

**By signing this Agreement, Buyer and Seller acknowledge that they have each read and understood this Agreement and agree to its terms.**

## Buyer Acceptance and Contact Information

1 **Buyer's Signature**

Print or Type Name — Date: 3/1/2023

Buyer's Address for Receiving Notice

Buyer's Phone Number: ☐ Cell ☐ Home ☐ Work

Buyer's E-mail Address

2 **Buyer's Signature**

Print or Type Name — Date

Buyer's Address for Receiving Notice

Buyer's Phone Number: ☐ Cell ☐ Home ☐ Work

Buyer's E-mail Address

☐ **Additional Signature Page (F267) is attached.**

## Seller Acceptance and Contact Information

1 **Seller's Signature**

Print or Type Name — Date

Seller's Address for Receiving Notice

Seller's Phone Number: ☐ Cell ☐ Home ☐ Work

Seller's E-mail Address

2 **Seller's Signature**

Print or Type Name — Date

Seller's Address for Receiving Notice

Seller's Phone Number: ☐ Cell ☐ Home ☐ Work

Seller's E-mail Address

☐ **Additional Signature Page (F267) is attached.**

## Buyer's Broker/Affiliated Licensee Contact Information

Buyer Brokerage Firm

**Broker/Affiliated Licensee Signature** — Date

Print or Type Name — GA Real Estate License #

Licensee's Phone Number — Fax Number

Licensee's E-mail Address

REALTOR® Membership

[redacted]

Broker's Address

[redacted]

Broker's Phone Number — Fax Number

[redacted]

MLS Office Code — Brokerage Firm License Number

## Seller's Broker/Affiliated Licensee Contact Information

Seller Brokerage Firm

**Broker/Affiliated Licensee Signature** — Date

Print or Type Name — GA Real Estate License #

Licensee's Phone Number — Fax Number

Licensee's Email Address

REALTOR® Membership

Broker's Address

Broker's Phone Number — Fax Number

MLS Office Code — Brokerage Firm License Number

**Binding Agreement Date**: The Binding Agreement Date in this transaction is the date of ______________________ and has been filled in by ______________________.

# Account Statement

BUSINESS REWARD MONEY MARKET
SAVINGS

FIRST REPUBLIC BANK
It's a privilege to serve you®

**Statement Period:** January 01, 2023- January 31, 2023

**Account Number:** XXXXXX87965

ARRIVED HOLDINGS INC
5700 38TH AVE NE
SEATTLE, WA 98105-2209

r Assigns

3/1/2023

## Account Summary — XXXXXX87965

| | | | |
|---|---|---|---|
| Beginning Balance | $12,371,991.65 | Average Daily Balance | $14,540,929.40 |
| Total Deposits and Credits | $4,038,953.61 | Minimum Balance | $13,230,899.75 |
| Total Withdrawals and Debits | $3,141,091.90- | Service Charges | $0.00 |
| Total Checks Paid | $0.00 | Interest Paid This Period | $38,953.61 |
| **Ending Balance** | **$13,269,853.36** | Interest Year to Date | $38,953.61 |
| | | 2022 Interest | $121,991.65 |

## Account Activity

| Date | Description | Amount |
|---|---|---|
| | **Deposits and Credits** | |
| 01/03 | INTERNET TRANSFER<br>FROM DDA# 80007594411 | $4,000,000.00 |
| 01/31 | INTEREST CREDIT | $38,953.61 |
| | ***Total Deposits and Credits*** | ***$4,038,953.61*** |

## TO BALANCE YOUR ACCOUNT

1. Go through your register and mark each check, withdrawal, ATM card transaction, payment, deposit, or other credit listed on this statement. Be sure your register shows any interest paid into your account and any service charges, automatic payments or transfers withdrawn from your account during this statement period.

2. Using the chart below, list any outstanding checks, ATM withdrawals, purchases made with your ATM card, or any other withdrawals (including any from previous months) which are listed on your register but are not shown on this statement.

3. Balance your account by filling in the spaces below.

| ITEMS OUTSTANDING | | |
|---|---|---|
| Check or Transaction Number | Amount | |
| | | |
| | | |
| | | |
| | | |
| | | |
| | | |
| | | |
| | | |
| | | |
| | | |
| | | |
| | | |
| | | |
| | | |
| | | |
| | | |
| Total | | |

ENTER:
The Ending Balance as shown on this Statement $______________

ADD
Any deposits listed in your register or transfers into your account which are not shown on this statement
$________
$________
$________
$________
$________

TOTAL + $______________

CALCULATE THE SUBTOTAL $______________

SUBTRACT:
The total outstanding checks and withdrawals from the chart at left $______________

CALCULATE THE CURRENT BALANCE
This amount should be the same as the current balance shown in your check register. $______________

## IN CASE OF ERRORS OR QUESTIONS ABOUT YOUR ELECTRONIC FUND TRANSFERS

Please call us at (888) 408-0288 or write us at First Republic Bank, 111 Pine Street, San Francisco, CA 94111 immediately if you believe there is an error on your statement or transaction receipt, or if you need more information about an electronic transaction listed on the statement or receipt. When you call or write us:

1. Tell us your name and account number or ATM/Debit Card number
2. As clearly as you can, describe the error or the transaction you are unsure about, and explain why you believe there is an error or why you need more information.
3. Tell us the dollar amount of the suspected error.

For personal accounts only: You must report the suspected error to us no later than 60 days after we sent you the FIRST statement on which the problem or error appeared. We well investigate your question(s) and will correct any error promptly. If our investigation takes longer than 10 business days (or 20 business days for new accounts), we will temporarily credit your account for the amount you believe is in error, so that you will have use of the money until our investigation is completed.

# Account Statement

FIRST REPUBLIC BANK
It's a privilege to serve you®

BUSINESS REWARD MONEY MARKET
SAVINGS

| | |
|---|---|
| **Statement Period:** | **January 01, 2023- January 31, 2023** |
| **Account Number:** | **XXXXXX87965** |

ARRIVED HOLDINGS INC

## Account Activity

| Date | Description | Amount |
|---|---|---|
| | **Withdrawals and Debits** | |
| 01/11 | INTERNET TRANSFER<br>TO DDA# 80007594411 TRANSFER FUNDS FOR OPRY CLOSING - 32 26 CHARLOTTE | $1,041,091.90 - |
| 01/11 | INTERNET TRANSFER<br>TO DDA# 80007594411 | $1,000,000.00 - |
| 01/23 | INTERNET TRANSFER<br>TO DDA# 80007594411 | $600,000.00 - |
| 01/31 | INTERNET TRANSFER<br>TO DDA# 80007594411 | $500,000.00 - |
| | ***Total Withdrawals and Debits*** | ***$3,141,091.90 -*** |
| | ANNUAL PERCENTAGE YIELD EARNED (APY-E) 3.20% | |

## Fee Summary

| | Total For This Period | Total Year-to-Date |
|---|---|---|
| Total Overdraft Fees | $0.00 | $0.00 |
| Total Returned Item Fees | $0.00 | $0.00 |

## Message

If you receive a call, text or email from a First Republic representative requesting the verification of your password, user ID, PIN, 3-digit CVV number, account number, card number or any other personal information, and you wish to validate the authenticity of the request, please hang up and contact our Client Care Center at (888) 408-0288.

# ARRIVED ADDENDUM

1. In the event of any conflict between any language in this Arrived Addendum (“Addendum”) and the Purchase and Sale Agreement (“Agreement”), this Addendum shall control.

2. Buyer may assign the Agreement to any entity controlled or managed by Buyer without restriction.

3. Buyer shall have seven (7) business days from the last document received to review the Title Documents and HOA Documents (the “Review Period”):

“Title Documents” means the Title Commitment from the designated Title/Escrow Company and legible copies of all recorded instruments and exception documents including the vesting deed referenced in the Title Commitment.

“HOA Documents” means all documents applicable to such restrictive covenants, rules, or policies including, but not limited to (1) CCRs and Amendments; HOA Bylaws; Rules and Regulations/Policies of the HOA and (2) documents regarding the entities that promulgate such restrictive covenants, rules, or policies, colloquially known as the “HOA Resale Package,” which includes, but is not limited to, the current year’s budget and income/expense statement.

During the Review Period, Buyer may terminate the Agreement by providing written notice (including electronic written notice) to Seller and upon such termination, the earnest money shall be returned to Buyer, without demand or Seller’s consent.

4. Seller shall, upon mutual execution and delivery of this Agreement, provide Buyer with the name and contact information of the HOA, if any. Seller is responsible for all costs to obtain and deliver the HOA Documents to Buyer.

5. Seller, at Seller’s expense, shall keep the utilities in service until closing.

6. The closing date shall be on any Tuesday, Wednesday, or Thursday that is not a federal holiday. In the event the Agreement conflicts with this provision, the closing date shall be the next day meeting this requirement, and if any other provision of the Agreement is calculated relative to the closing date, it shall be adjusted accordingly.

7. Buyer shall use commercially reasonable efforts to secure binding flood and hazard insurance on the Property prior to closing. For the avoidance of doubt, “binding” insurance is either an accepted contract for insurance or an offer for insurance capable of acceptance by Buyer that cannot be revoked prior to closing. The inability of Buyer to secure binding flood and hazard insurance despite using commercially reasonable efforts constitutes a force majeure event.

8. If any party to the Agreement possesses rights to works relating to the listing of the Property (e.g., listing photos), such party grants Buyer a royalty-free irrevocable license to use such works in the regular and established course of business of Arrived Holdings, Inc. and its related companies (e.g., use on arrived.com).

9. Seller shall, upon mutual execution and delivery of this Agreement, notify Buyer which, if any, of the items below are found in the Property:

- Septic System
- Well
- Security System
- Natural Gas
- Liquid Propane
- Sprinkler System
- Heating Oil Tank (above or below ground)

For the avoidance of doubt, if the Agreement imposes other disclosure requirements on Seller, this paragraph shall supplement, not replace those other requirements.

3/1/2023

# ALL CASH SALE
# (NO FINANCING CONTINGENCY)
# EXHIBIT "A"

**2021 Printing**

This Exhibit is part of the Agreement with an Offer Date of 3/8/2023 for the purchase and sale of that certain Property known as: [illegible], ______________________________, Georgia ___________.

1. **All Cash Sale**. While Buyer has sufficient liquid assets to purchase the Property in this transaction for "all cash", Buyer:
   **A.** ☒ reserves the right to pay all or a portion of the purchase price by obtaining an institutional first mortgage secured by a deed to secure debt on the Property; AND/OR
   ☒ reserves the right to pay all or a portion of the purchase price by obtaining a non-institutional first mortgage or other loan (including a private "hard-money" loan).

   **OR**

   **B.** ☐ shall not have the right to obtain a mortgage financing to pay for all or a portion of the purchase price of the Property. The Buyer is not obtaining a loan; therefore, the Buyer has no right to unilaterally extend the closing date for eight (8) days for reasons of mortgage lender delay.

2. **Verification of Funds**. Within ______ days from the Binding Agreement Date Buyer shall be obligated to provide or cause to be provided to Seller information describing in specific detail all of the sources of Buyer's funds to purchase the Property ("Required Information"). The Required Information shall consist of at least one of the following:
   **A.** A letter or letters from a trust, stock brokerage firm and/or financial institution holding funds, stocks, bonds and/or other assets (hereinafter collectively referred to as "Assets") of or on behalf of Buyer and dated subsequent to the Binding Agreement Date stating that Buyer has funds of at least an amount specified in the letter and/or Assets on deposit with the institution of a value specified in the letter, that are sufficient to allow Buyer to complete the purchase of the Property;
   **B.** An account statement or statements from the trust, stock brokerage firm and/or financial institution(s) holding funds and/or Assets confirming a specific amount of funds and/or Assets on deposit with the institution. Such account statement must be for the regular time period that such statements are issued immediately preceding the Binding Agreement Date.

3. **Authorization and Security**. Buyer does hereby authorize Seller and Listing Broker to communicate with any person providing information regarding Buyer's source of funds to purchase the Property to verify such information and to answer any questions Seller or Listing Broker may have regarding the source of Buyer's funds to purchase the Property. In providing any account statement to Seller, Buyer shall be entitled to delete or otherwise shield account numbers, social security numbers, telephone numbers and other information the release of which could jeopardize the security of the account or put the Buyer at greater risk of identity theft.

4. **Seller's Right to Terminate.** In the event Buyer fails to provide Seller with the Required Information within the timeframe set forth above, Seller shall notify Buyer of the default and give Buyer three (3) days from the date of the delivery of the notice to cure the same. If Buyer does not timely cure the default, Seller may terminate this Agreement within seven (7) days thereafter due to Buyer's default upon notice to Buyer. In the event Seller does not terminate this Agreement within that timeframe, the right to terminate on this basis shall be waived.

5. **Appraisal Contingency.** In addition to the other rights of Buyer set forth herein, this Agreement ☐ shall or ☒ shall not be subject to the Property appraising for at least the purchase price. Buyer shall have the rights set forth in this exhibit in the event the Property does not appraise for at least the purchase price in accordance with the terms and conditions set forth below:
   **A. Type of Appraisal:** The appraisal shall be a "certified appraisal" of the Property (as that term is defined in O.C.G.A. § 43-39A-2) performed or signed off by a licensed or certified appraiser (as those terms are defined in the rules and regulations of the Georgia Real Estate Appraiser's Board) and include a statement that the appraiser performed an "independent appraisal assignment" (as that term is defined in O.C.G.A. § 43-39A-2(13)) with respect to the Property.
   **B. Selection of Appraiser:** The appraiser shall be selected by *[Select one. The sections not selected shall not be a part of this Agreement.]:* ☒ Buyer, ☐Seller, OR ☐ Other (____________________________); and all parties agree that this appraiser shall only perform a single certified appraisal of the Property.

**C. Rights of Buyer If Property Does Not Appraise:** If any appraisal performed pursuant to and in accordance with this exhibit is for less than the purchase price of the Property, the Buyer shall have the right to request within ________ days from the Binding Agreement Date that Seller reduce the sales price of the Property to a price not less than the appraisal price by submitting an Amendment to Sales Price ("ATSP") to Seller along with a complete copy of the appraisal which is for less than the purchase price. In the event that Buyer does not submit an ATSP within the time frame referenced above, Buyer shall be deemed to have waived Buyer's right to request a reduction in the sales price and this Agreement shall no longer be subject to an appraisal contingency. The time limit of the offer for the Seller to accept or reject the ATSP shall run through the earlier of: (1) three (3) days from the date that the ATSP is delivered to Seller; or (2) the time of closing (excluding any extensions of the closing resulting from the unilateral extension of the closing date).

If Seller does not accept the ATSP, Buyer shall have the right, but not the obligation, to terminate this Agreement without penalty upon notice to Seller, provided that such notice is given within three (3) days of the earlier of: (a) the date that Buyer receives notice that Seller has not accepted the ATSP; or (b) the last date Seller could have accepted the ATSP. In neither circumstance shall the Buyer's right to terminate extend beyond the time of closing.

**D. Buyer Not Obligated to Seek Price Reduction:** Nothing herein shall require Buyer to seek any reduction in the sales price of the Property. If Buyer does not seek a reduction in the sales price, Buyer shall be obligated to purchase the Property for the price agreed to by the parties in the Agreement.

Buyer's Initials: ______________________________ Seller's Initials: ______________________________

[redacted]

# ALL CASH SALE
# (NO FINANCING CONTINGENCY)
# EXHIBIT "A"

**2021 Printing**

This Exhibit is part of the Agreement with an Offer Date of 3/8/2023 for the purchase and sale of that certain Property known as: 1801 White Cedar Way. , ______________________, Georgia __________.

1. **All Cash Sale**. While Buyer has sufficient liquid assets to purchase the Property in this transaction for "all cash", Buyer:
   - **A.** ☒ reserves the right to pay all or a portion of the purchase price by obtaining an institutional first mortgage secured by a deed to secure debt on the Property; AND/OR

     ☒ reserves the right to pay all or a portion of the purchase price by obtaining a non-institutional first mortgage or other loan (including a private "hard-money" loan).

   **OR**

   - **B.** ☐ shall not have the right to obtain a mortgage financing to pay for all or a portion of the purchase price of the Property. The Buyer is not obtaining a loan; therefore, the Buyer has no right to unilaterally extend the closing date for eight (8) days for reasons of mortgage lender delay.

2. **Verification of Funds**. Within ______ days from the Binding Agreement Date Buyer shall be obligated to provide or cause to be provided to Seller information describing in specific detail all of the sources of Buyer's funds to purchase the Property ("Required Information"). The Required Information shall consist of at least one of the following:
   - **A.** A letter or letters from a trust, stock brokerage firm and/or financial institution holding funds, stocks, bonds and/or other assets (hereinafter collectively referred to as "Assets") of or on behalf of Buyer and dated subsequent to the Binding Agreement Date stating that Buyer has funds of at least an amount specified in the letter and/or Assets on deposit with the institution of a value specified in the letter, that are sufficient to allow Buyer to complete the purchase of the Property;
   - **B.** An account statement or statements from the trust, stock brokerage firm and/or financial institution(s) holding funds and/or Assets confirming a specific amount of funds and/or Assets on deposit with the institution. Such account statement must be for the regular time period that such statements are issued immediately preceding the Binding Agreement Date.

3. **Authorization and Security**. Buyer does hereby authorize Seller and Listing Broker to communicate with any person providing information regarding Buyer's source of funds to purchase the Property to verify such information and to answer any questions Seller or Listing Broker may have regarding the source of Buyer's funds to purchase the Property. In providing any account statement to Seller, Buyer shall be entitled to delete or otherwise shield account numbers, social security numbers, telephone numbers and other information the release of which could jeopardize the security of the account or put the Buyer at greater risk of identity theft.

4. **Seller's Right to Terminate.** In the event Buyer fails to provide Seller with the Required Information within the timeframe set forth above, Seller shall notify Buyer of the default and give Buyer three (3) days from the date of the delivery of the notice to cure the same. If Buyer does not timely cure the default, Seller may terminate this Agreement within seven (7) days thereafter due to Buyer's default upon notice to Buyer. In the event Seller does not terminate this Agreement within that timeframe, the right to terminate on this basis shall be waived.

5. **Appraisal Contingency.** In addition to the other rights of Buyer set forth herein, this Agreement ☐ shall or ☒ shall not be subject to the Property appraising for at least the purchase price. Buyer shall have the rights set forth in this exhibit in the event the Property does not appraise for at least the purchase price in accordance with the terms and conditions set forth below:
   - **A. Type of Appraisal:** The appraisal shall be a "certified appraisal" of the Property (as that term is defined in O.C.G.A. § 43-39A-2) performed or signed off by a licensed or certified appraiser (as those terms are defined in the rules and regulations of the Georgia Real Estate Appraiser's Board) and include a statement that the appraiser performed an "independent appraisal assignment" (as that term is defined in O.C.G.A. § 43-39A-2(13)) with respect to the Property.
   - **B. Selection of Appraiser:** The appraiser shall be selected by *[Select one. The sections not selected shall not be a part of this Agreement.]:* ☒ Buyer, ☐Seller, OR ☐ Other (__________________________); and all parties agree that this appraiser shall only perform a single certified appraisal of the Property.

C. **Rights of Buyer If Property Does Not Appraise:** If any appraisal performed pursuant to and in accordance with this exhibit is for less than the purchase price of the Property, the Buyer shall have the right to request within ________ days from the Binding Agreement Date that Seller reduce the sales price of the Property to a price not less than the appraisal price by submitting an Amendment to Sales Price ("ATSP") to Seller along with a complete copy of the appraisal which is for less than the purchase price. In the event that Buyer does not submit an ATSP within the time frame referenced above, Buyer shall be deemed to have waived Buyer's right to request a reduction in the sales price and this Agreement shall no longer be subject to an appraisal contingency. The time limit of the offer for the Seller to accept or reject the ATSP shall run through the earlier of: (1) three (3) days from the date that the ATSP is delivered to Seller; or (2) the time of closing (excluding any extensions of the closing resulting from the unilateral extension of the closing date).

If Seller does not accept the ATSP, Buyer shall have the right, but not the obligation, to terminate this Agreement without penalty upon notice to Seller, provided that such notice is given within three (3) days of the earlier of: (a) the date that Buyer receives notice that Seller has not accepted the ATSP; or (b) the last date Seller could have accepted the ATSP. In neither circumstance shall the Buyer's right to terminate extend beyond the time of closing.

D. **Buyer Not Obligated to Seek Price Reduction:** Nothing herein shall require Buyer to seek any reduction in the sales price of the Property. If Buyer does not seek a reduction in the sales price, Buyer shall be obligated to purchase the Property for the price agreed to by the parties in the Agreement.

Buyer's Initials: ______________________________ Seller's Initials: ______________________________

# COUNTEROFFER TO OR MODIFICATION OF THE UNACCEPTED ORIGINAL OFFER

GeorgiaREALTORS®

This Counteroffer is made at 3 o'clock p .m. on the date of 03/08/2023.

**2023 Printing**

**This is a Counteroffer** to or modification of, as the case may be, (hereinafter collectively "Counteroffer") the unaccepted original offer set forth in the Purchase and Sale Agreement dated ______ including all exhibits attached hereto or incorporated by reference therein ("Original Offer") for property located at: ______, ______, Georgia ______ ("Property").

**A.** **Previous Counteroffers Rejected.** The party making this Counteroffer acknowledges that in doing so: 1) it constitutes a rejection of the Original Offer as presented and all previous counteroffers; 2) the Original Offer and all previous counteroffers are no longer available for acceptance; 3) no previous counteroffer(s) shall be considered a part of any agreement between the parties; and 4) nothing requires the other party to continue the negotiations.

**B.** **Relationship between Original Offer and This Counteroffer.** The Original Offer is hereby incorporated by reference into this Counteroffer. However, the terms of this Counteroffer shall modify and control over any conflicting or inconsistent provisions contained in the Original Offer.

**C.** **Effect of Accepting This Counteroffer.** When this Counteroffer is signed by the Buyer and Seller and a copy of the same is delivered to both parties, the Original Offer as modified by this Counteroffer constitutes a legally binding agreement. Since the Original Offer (including all exhibits thereto) is incorporated by reference into this Counteroffer, only this Counteroffer needs to be signed to create a legally binding agreement between the parties.

**D.** **Clean Copy of Agreement.** At any time prior to closing, either party if so requested by the other shall sign a conformed or "clean" copy of the Agreement combining the terms of Original Offer with the controlling and supplemental provisions of this Counteroffer into one (1) document, including initialing or signing, as the case may be, all exhibits. (Include SS622 Conformed Copy of Agreement in conformed or "clean" copy of Agreement)

**E.** **Terms and Conditions.** The following terms and conditions of the Original Offer are modified as follows: ***[The sections not filled in or marked N/C (for "no change" which shall mean that no change is being proposed to that section of the agreement) shall not be a part of this Counteroffer and shall remain the same as set forth in the Original Offer.]***

| | |
|---|---|
| **Purchase Price of Property to be Paid by Buyer:**<br>$ 250,000 | **Closing Costs:**<br>**Seller's Contribution at Closing: $** 0 |
| **Closing and Possession.**<br>Closing Date shall be 04/18/2023 with possession of the Property transferred to Buyer at<br>☑ Closing **OR** ☐ ____ days after Closing at ____ o'clock ☐ AM ☐ PM (attach F219 Temporary Occupancy Agreement). | |
| **Holder of Earnest Money ("Holder"):** (If Holder is Closing Attorney, F510 must be attached as an exhibit hereto, and F511 must be signed by Closing Attorney.)<br>WSWGS- Chris Lane | **Closing Law Firm:**<br>WSWGS-Chris Lane |
| **Earnest Money:** Earnest Money shall be paid by ☑ check ☐ ACH ☐ cash or ☑ wire transfer of immediately available funds as follows:<br>☐ 1. $ ______ as of the Offer Date.<br>☑ 2. $10,000 within 5 days from the Binding Agreement Date.<br>☐ 3. ______ | |
| **Inspection and Due Diligence.** Property is being sold subject to a Due Diligence Period of 10 days from the Binding Agreement Date. | |
| **Time Limit of this Counter Offer:** This Counteroffer, which incorporates and controls over the Original Offer, shall expire at 5:00 o'clock p .m. on the date of 03/09/2023 unless prior to that time it is accepted in writing and notice (as that term is defined in the Original Offer) is delivered to the party who made the Counteroffer. | |

Buyer(s) Initials ________ ________ Seller(s) Initials ________ ________

**F. Other Modifications to the Original Offer:**

1. All parties agree that the attached addendum stating additional terms and conditions of offer will be removed from the contract.

2. Legal Description is as follows: Deed Book 2014 Page 723

3. Seller agrees that utilities shall be in service until closing.

4. All Cash exhibit shall be Exh. A

5. If any party to the agreement possesses rights to works related to the listing of the property ( e.g. listing photos), such party grants buyer a royalty-free irrevocable license to use such works in the regular and established course of business of Arrived Holdings, Inc and its related companies. (e.g. use on arrival.com)

Offer was countered after the time limit of expiration.

☐ **Additional pages are attached.**

Buyer(s) Initials ______ ______________ Seller(s) Initials _________ ______________

This Counteroffer is made at 5 o'clock p m. on the date of 03/06/2023.

**By signing this Counteroffer, Buyer and Seller acknowledge that they have each read and understood this Counteroffer and agree to its terms.**

**Buyer Acceptance and Contact Information**

1 **Buyer's Signature**

3/8/2023

Print or Type Name — Date

Buyer's Address for Receiving Notice

Buyer's Phone Number: ☐ Cell ☐ Home ☐ Work

Buyer's E-mail Address

2 **Buyer's Signature**

Print or Type Name — Date

Buyer's Address for Receiving Notice

Buyer's Phone Number: ☐ Cell ☐ Home ☐ Work

Buyer's E-mail Address

☐ **Additional Signature Page (F267) is attached.**

**Seller Acceptance and Contact Information**

1 **Seller's Signature**

Print or Type Name — Date

Seller's Address for Receiving Notice

Seller's Phone Number: ☐ Cell ☐ Home ☐ Work

Seller's E-mail Address

2 **Seller's Signature**

Print or Type Name — Date

Seller's Address for Receiving Notice

Seller's Phone Number: ☐ Cell ☐ Home ☐ Work

Seller's E-mail Address

☐ **Additional Signature Page (F267) is attached.**

**Buyer's Broker/Affiliated Licensee Contact Information**

Buyer Brokerage Firm

3/8/2023

**Broker/Affiliated Licensee Signature** — Date

Print or Type Name — GA Real Estate License #

Licensee's Phone Number — Fax Number

Licensee's E-mail Address

REALTOR® Membership

Broker's Address

Broker's Phone Number — Fax Number

MLS Office Code — Brokerage Firm License Number

**Seller's Broker/Affiliated Licensee Contact Information**

Seller Brokerage Firm

**Broker/Affiliated Licensee Signature** — Date

[redacted]

Print or Type Name — GA Real Estate License #

Licensee's Phone Number — Fax Number

Licensee's Email Address

REALTOR® Membership

Broker's Address

Broker's Phone Number — Fax Number

MLS Office Code — Brokerage Firm License Number

**Binding Agreement Date**: The Binding Agreement Date in this transaction is the date of 03/08/2023 and has been filled in by ______________________.